Exhibit 99.2

Business Updates

Sempra California

- SB 254 bolsters IOU financial safeguards, enhancing Wildfire Fund durability and claims liquidity through $18B Continuation Account
- Continued cost efficiencies with workforce refinement

Sempra Infrastructure

- Signed definitive sales agreement to sell 45% stake in SI Partners for $10B[1]
- Expected to deconsolidate SI Partners' debt upon transaction close
- Port Arthur LNG Phase 2 reached FID and full notice-to-proceed issued under Bechtel's fixed-price EPC contract[2,3]
- Advanced 6 major construction projects driving future growth prospects[3]

Sempra Texas

- Hearing scheduled for November 17 on Oncor's base rate review
- Advancing 765-kV CapEx opportunity for Oncor with projected in-service dates through 2034[4]
- Oncor invested $4.5B CapEx YTD | Q3 Premise count increased ~16,000 and built or upgraded ~660 circuit miles of T+D lines[5]
- Transmission expansion plans driving substantial expected increase to Oncor's 2026 – 2030 capital plan[6]

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Texas Transmission Expansion Drives Signi ficant Exp ected CapEx Increase 1 Transmission Expansion Overview ERCOT 765kV STEP 2 Transmission Expa nsion Pr ojects ERCOT Cos t ($B) PBRP Pr ojects $14 – 15 3 Import P aths 765kV $10 Local Common P rojects 138 – 3 45 kV $5 4 2024 RTP Pr ojects Be yond PBRP $18 – 20 765 kV Joint Projects (Eastern portion) $10 Upgrades and New F acilities 138 – 345  kV $8 – 10 Total ER COT Es timated Cos t $32 – 35 3 Approved 765kV Lines (Oncor projects) 3 Approved 765kV Lines (Other) Expected Increase to Oncor’s Capital Pla n 3 Approved 765 kV Substation 4 Proposed New 765kV Lines (Oncor projects) 5 4 Proposed New 765kV Lines (Other) 30%+ 4 Proposed 765kV Substation 7

QuarterOver Quarter Incr ease in LC&I Active R equests / Load Oncor is experiencing robust LC&I demand growth, with 606 active requests totaling 226 GW and 1 projects its peak demand to more than double by 2031 from current peak demand of 31 GW Q32025 Active Requests Load Data Cen ter / IT 356 210 GW Oil + Gas 101 4 GW Utility + Government 93 3 GW Manufacturing 29 5 GW Other 27 4 GW Total 606 226 GW QuarterOverQuarter Increase in LC&I Active Requests / Load 10% 12

Oncor Base Rate Review[1]

Sempra continues to see strong potential in a portfolio of capital opportunities in Texas, as Oncor pursues base rate review to align cost structure with today's operating environment

Key Metrics

Equity Layer ROE[2]	Requested 45% (Authorized 42.5%) 10.55% (Authorized 9.7%)
Debt Layer Cost of Debt[2]	Requested 55% (Authorized 57.5%) 4.94% (Authorized 4.39%)
Test Year Annual Rev. Req. Increase	2024[3] $834M
Rate Review	Equity layer, cost of capital, cost of service, storm costs, prudency review for new assets in service
Interim Rates	Interim rates approved, subject to refund or surcharge based upon the final rates approved by the Commission

Proceeding Schedule

Event	Date
✓ Application Filed	6/26/25
✓ Interim Rates Motion filed	7/8/25
✓ Prehearing Conference	8/8/25
✓ Interim Rates Approved	9/9/25
✓ Intervenor Testimony	10/17/25
✓ Rebuttal Testimony	10/31/25
Hearing on Merits	11/17 – 11/21/25
Initial Briefs	12/15/25
Interim Rates Effective	1/1/26
Reply Briefs	1/2/26
Target Proposal for Decision	3/3/26
Target Final Order	**April 2026**

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Endnotes Slide 4: E xecutive Summary 1. See Appendix for in formation regarding adjusted EPS an d adjusted EPS g uidance range, which are n onGAAP financial measures. GAAP EPS for Q 32025 an d YTD2025 w as $0.12 an d $2.21, re spectively. Updating GAAP EPS g uidance range for F Y2025 to $3 .05 – $3.45. 2. 2025 an d 2026 E PS g uidance ranges are based on certain assumptions and management judgment. Does not contemplate the anticipated impacts of th e proposed sale of Ecogas. 3. Referenced projected CAGR is based on midpoint of 2025 ad justed EPS g uidance range and internal estimates for 2029, in cluding certain assumptions and management judgment. Yearover year EPS g rowth rate is expected to vary. Do es not contemplate the anticipated impacts of the proposed sale of Ecogas. Slide 5: 2025 V alue Creation Initiatives 1. Sempra previously estimated $13B o f p rojected capital investments in 2025 w ithin its 2025 – 2029 c apital plan as an nounced on its Q42024 e arnings call on February 25, 2025. T his 2025 p rojection and the 2025 – 2029 c apital plan do n ot reflect the impact of the planned sale of a p ortion of our e quity interest in SI Partners or th e positive FID for Po rt A rthur LNG Phas e 2 an d are not being affirmed or updated at th is time. Sempra’s projected capital investments in 2025 an d its YTD Cap Ex o f ~ $9B are calculated to in clude Sempra’s proportionate ownership interest in projected CapEx at u nconsolidated entities while excluding Sempra’s projected capital c ontributions to those entities, and also exclude noncontrolling interest’s proportionate ownership interest in projected CapEx at S empra and at u nconsolidated entities. Slide 6: Bu siness Updates 1. Gross p roceeds are before KKR fee reimbursement of $338M, d evelopment credit of $340M an d other closing and postclosing adjustments. $5.3B o f p roceeds are to b e received postclosing under notes and other instruments expected to mature in December 2027 an d December 2033. S ale is subject to vario us conditions to closing. 2. Contract p riceis subject toadjustment. 3. The ability to complete major c onstruction and development projects is subject to a n umber of ri sks anduncertainties. 4. Subject to re gulatory approval. 5. Represents 100% o f O ncor Y TD Cap Ex. 6. The expected increase of 30% + re fers to O ncor’s forthcoming 2026 – 2030 c apital plan, which has not been finalized, and is over the 2025 – 2029 b ase plan of $36.1B. Slide 7: Tex as Transmission Expansion Drives Significant Expected CapEx Increase 1. The Texas 765kV S TEP, w ith the approved PBRP, re presents the total E RCOT initiative and includes: 2,468 mil es of new 765kV li nes, 649 mil es of n ew 345kV lines, 1,098 mil es of e xisting 345kV u pgrades, 324 mil es of new 138 kV li nes, 1,287 mil es of e xisting 138kV u pgrades, and 446 mil es of e xisting 69to138kV c onversions. 2. Costsare pursuant to published ERCOTestimates inthe PBRP S tudy (PUCTDocket N o. 55 718) an dthe 2024RTP (is sued 12/20/2024) an dhave been updated basedon (1)the 2024RTP 34 5kV Plan and Texas765kV co mparison as filed with the PUCT o n 1/4/2025, (2) PB RP import path costs as p resented in ERCOT Per mian Cost Up date Letter filed with the PUCT o n 3/27/2025, an d (3) p roject e stimates included in the Joint Filings with ERCOT fo r th e Eastern 765kV u nder RPG projects 25RP G022 an d 25RPG025. E stimates may change significantly, including as a re sult of final approved routes. 3. Individual projects included in the PUCT ap proved PBRP re quire additional regulatory approvals (CCN). 4. Projects are currently undergoing ERCOT R egional Planning Review in accordance w ith ERCOT N odal Pro tocol 3.11.4. 5. The expected increase of 30% + re fers to O ncor’s forthcoming 2026 – 2030 c apital plan, which has not been finalized, and is over the 2025 – 2029 b ase plan of $36.1B. Slide 8: Q 32025 F inancial Results 1. See Appendix for in formation regarding adjusted earnings and adjusted EPS, w hich are n onGAAP financial measures. Slide 9: Q 32025 A djusted Earnings Drivers 1. See Appendix for in formation regarding adjusted earnings, which is a n onGAAP financial measure. 35

Endnotes (Continued)

Slide 10: Closing Remarks

1. Planned sale of a portion of our equity interest in SI Partners is subject to various conditions to closing.
2. Based on ~5-year average starting the first full year 2027 through 2031. Does not contemplate the anticipated impacts of the UTM or incremental CapEx, which are expected to be accretive.
3. Does not include shares issued under Sempra's 401(k) plans or DRIP or shares sold under forward contracts in Sempra's ATM program that are expected to settle at a future date. See endnote 1 for Slide 5 for information regarding Sempra's 2025 – 2029 capital plan, which is not being affirmed or updated at this time.
4. The expected increase of 30%+ refers to Oncor's forthcoming 2026 – 2030 capital plan, which has not been finalized, and is over the 2025 – 2029 base plan of $36.1B. In addition to the base capital plan, Oncor expects significant potential incremental capital expenditure opportunities for the 2026 – 2030 period.
5. See Appendix for information regarding adjusted EPS and adjusted EPS guidance range, which are non-GAAP financial measures.

Slide 12: Quarter-Over-Quarter Increase in LC&I Active Requests / Load

1. Based on Q1-2025 officer certification to ERCOT of 29.5 GW in load as well as 9 GW of load that had signed interconnection agreements and provided required customer collateral as of that time.

Slide 13: Oncor Base Rate Review

1. Oncor's base rate review is subject to PUCT approval. The final approved order and order timing may differ materially and adversely from any requests made therein.
2. Represents request in comprehensive base rate review. PUCT Docket No. 58306. Authorized numbers reflect current regulatory capital structure and ROE established in PUCT Docket No. 53601.
3. Represents actual historical year-end 2024 revenue with certain adjustments. Revenue request of 13% increase over rates at the time of filing.

Slide 15: SB 254 Strengthens Financial Backstop

1. Contingent contributions owed if Wildfire Fund's administrator determines there is additional need to prevent Fund exhaustion.
2. Reimbursement under the Wildfire Fund is capped at 20% of an IOU's T+D equity rate base in the year of the applicable prudency determination. Reimbursement under the Continuation Account, whose funds are only available for wildfires that ignited on or after September 19, 2025, is capped at the lesser of (1) the disallowed costs, or (2) 20% of an IOU's T+D equity rate base for the year of ignition of the applicable wildfire, less (a) prior reimbursements by the IOU for any covered wildfire-related disallowances within three years before the date of ignition of the applicable wildfire, and (b) any unused shareholder contributions by the IOU not already credited.
3. Only claims in excess of the greater of $1B or the amount of insurance coverage required by the Wildfire Fund's administrator are eligible for reimbursement from the Wildfire Fund or the Continuation Account.
4. Liability cap estimate based on 2024 T+D equity rate base.

Slide 18: SI Partners Transaction Overview

1. Dollar amounts for the consideration and related metrics with respect to the sale of an equity interest in SI Partners reflect or are based on gross proceeds, which are subject to adjustments and which sale is subject to various conditions to closing.
2. Gross proceeds are before KKR fee reimbursement of $338M, development credit of $340M and other closing and post-closing adjustments. $5.3B of proceeds are to be received post-closing under notes and other instruments expected to mature in December 2027 and December 2033.
3. At SI Partners. EV/EBITDA is calculated before KKR fee reimbursement, development credit and other closing and post-closing adjustments, and uses non-GAAP financial measures. See Appendix for information regarding non-GAAP financial measures.
4. At SI Partners. Implied equity value and EV are calculated before KKR fee reimbursement, development credit and other closing and post-closing adjustments, and EV uses a non-GAAP financial measure. See Appendix for information regarding this non-GAAP financial measure.
5. Based on ~5-year average starting the first full year 2027 through 2031. Does not contemplate the anticipated impacts of the UTM or incremental CapEx, which are expected to be accretive.
6. Pre-sale based on 2024 adjusted earnings, excluding Parent and Other. See Appendix for information regarding adjusted earnings, which is a non-GAAP financial measure.
7. Aspirational goal to achieve 95% regulated business mix in earnings, excluding Parent and Other.
8. FFO-to-Debt is a non-GAAP financial measure. See Appendix for information regarding this non-GAAP financial measure.
9. Does not include shares issued under Sempra's 401(k) plans or DRIP or shares sold under forward contracts in Sempra's ATM program that are expected to settle at a future date. See endnote 1 for Slide 5 for information regarding Sempra's 2025 – 2029 capital plan, which is not being affirmed or updated at this time.
10. CPPIB will participate as an indirect co-investor with KKR and thereby acquire an indirect ownership interest in SI Partners.
11. Represents SI Partners.

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